UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2015

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

5.625% Senior Notes Due 2023

As previously reported, on September 14, 2015, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”), and its subsidiary guarantors named therein (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which it agreed to sell $275 million in aggregate principal amount of its 5.625% senior notes due 2023 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and the several other initial purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”).

On September 21, 2015, the Company completed the sale of the Notes to the Initial Purchasers, and the Initial Purchasers resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Company used the net proceeds from the offering to fund the repurchase of approximately $88.3 million in aggregate principal amount of the Company’s 12.875% Senior Notes due 2018 (the “Senior Notes due 2018”) validly tendered in connection with the cash tender offer for any and all of the outstanding Senior Notes due 2018 and to repay outstanding indebtedness under its senior secured revolving line of credit, and will use the remaining proceeds for general corporate purposes, including to fund acquisition activity.

The Notes were issued as additional notes pursuant to an indenture, dated as of February 11, 2015 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Notes mature on February 15, 2023 and bear interest at a rate of 5.625% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2016. The Notes are the Company’s senior unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

The Company may redeem the Notes at its option, in whole or part, at any time prior to February 15, 2018, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after February 15, 2018, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before February 15, 2018, the Company may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) create liens on assets. If on any date following the issue date the Notes are rated investment grade (as more fully described in the Indenture), certain covenants, including with respect to asset sales, restricted payments and indebtedness, will be suspended (for so long as the Notes maintain such rating and no event of default has occurred). The Indenture also provides for customary events of default.

The Initial Purchasers and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to Acadia from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with Acadia. In particular, affiliates of certain of the Initial Purchasers are lenders under the Company’s Amended and Restated Senior Secured Credit Facility and acted as dealer managers in connection with the concurrent cash tender offer.

The descriptions of the Notes and the Indenture contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Notes and the Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference. The Purchase Agreement was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 8-K filed on September 15, 2015.

Registration Rights Agreement

On September 21, 2015, in connection with the private placement of the Notes, the Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) file a registration statement no later than 180 days after the closing date of the offering with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than 270 days after the closing date of the offering; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 21, 2015, the Company issued a press release announcing the results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding Senior Notes due 2018, which expired as of 5:00 p.m., New York City Time, on September 18, 2015 (the “Expiration Time”). As of the Expiration Time, a total of approximately $88.3 aggregate principal amount of the Senior Notes due 2018 had been validly tendered and not validly withdrawn in the Tender Offer. The Company has accepted all Senior Notes due 2018 validly tendered and not withdrawn and has paid the purchase price therefor.

The Company has delivered a notice to redeem all of the Senior Notes due 2018 that remain outstanding following the consummation of the Tender Offer. The redemption of the outstanding Senior Notes due 2018 will be effective November 1, 2015 with payment to be made to note holders on November 2, 2015. The Company will redeem the Senior Notes due 2018 in accordance with their terms.

A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee. (1)

4.2	Form of 5.625% Senior Note due 2023 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated September 21, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

99.1	Press Release of Acadia Healthcare Company, Inc. dated September 21, 2015.

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on February 12, 2015 (File No. 001-35331).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: September 21, 2015	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated February 11, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee. (1)

4.2	Form of 5.625% Senior Note due 2023 (Included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated September 21, 2015, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as Representatives of the Initial Purchasers.

99.1	Press Release of Acadia Healthcare Company, Inc. dated September 21, 2015.

(1)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on February 12, 2015 (File No. 001-35331).